Exhibit 10.17

Exclusive Support Services Agreement

Between

SHANGHAI YAOWANG E-COMMERCE CO., LTD.

And

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

September 5, 2013

This Exclusive Support Services Agreement (the “Agreement”) is concluded and signed on September 5, 2013 in Shanghai, the People’s Republic of China (“China”) by and between:

SHANGHAI YAOWANG E-COMMERCE CO., LTD. (the “Operator”), a limited liability company incorporated and existing in accordance with the laws of China with its registered address at Room 717, Suite B, No.1 Building, No. 977, Shangfeng Road, Pudong New Area, Shanghai, China; and

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. (the “Foreign-owned Enterprise”), a complete foreign-owned enterprise incorporated and existing in accordance with the laws of China with its registered address at Room 805, Suite B, No.1 Building, No. 977, Shangfeng Road, Tang Town, Pudong New Area, Shanghai, China.

Recitals

WHEREAS, the Foreign-owned Enterprise has strong technology developing ability and extensive operation management experience; and

WHEREAS, subject to the terms and conditions set forth herein, the Foreign-owned Enterprise is willing to provide the Operator with the Supporting Services (defined below) in relation to the Operator’s Businesses and charge corresponding Service Fee; and the Operator is willing to accept the exclusive Supporting Services provided by the Foreign-owned Enterprise and pay such Service Fee to the Foreign-owned Enterprise for such Supporting Services.

NOW, THEREFORE, the Parties agree, through friendly consultations, as follows:

Article 1              Definitions

As used herein, the following terms shall be ascribed with the following meanings set opposite to the same:

(a)                       “Affiliate” means any person that, directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with another person.

(b)                       “Businesses Plan” means the annual businesses plan and budget made by the Operator under the guidance of the Foreign-owned Enterprise, including the plans on financial budget, capital investment, disposal, borrowing, or lending and forecasts of revenue and expenditure relating to the Operator’s Business.

(c)                        “Confidential Information” means all technologies, know-how, techniques, processes, software, proprietary data, trade secrets, industry practices, methods, specifications, designs, and other proprietary materials disclosed by the Foreign-owned Enterprise to the Operator in accordance with terms of this Agreement or any other document, as well as the terms and conditions of this Agreement and other businesses or technical materials in a confidential nature.

(d)                       “Effective Date” has the meaning ascribed in Article 6.1 hereof.

(e)                        “Force Majeure Event” has the meaning ascribed in Article 10 hereof.

(f)                         “Intellectual Property” means all intellectual property obtained and acquired now or in the future in any country, including without limitation letter patents, trademarks, service marks, all goodwill related thereto, registered designs, design patents, confidential data, domain names, utility models, copyrights, inventions, brand names, trade names, any similar rights, and the interests in the aforementioned items (regardless registered or unregistered, and including applications for the aforementioned items).

(g)                        A “Party” means the Foreign-owned Enterprise or the Operator; the “Parties” means the Foreign-owned Enterprise and the Operator collectively.

(h)                       “Operator’s Business” mean all business conducted and operated now or at any time during the term hereof by the Operator.

(i)                           “Proceeds” mean all proceeds received by the Operator from the Operator’s Business, including without limitation the cash or accounts receivable in any other form generated from technical development, technical license, technical consulting, sale, service, advertisement, or sponsorship.

(j)                          “Supporting Services” mean the customer support, technical support, and other services provided by the Foreign-owned Enterprise under this Agreement to the Operator with respect to the Operator’s Business (see Appendix 1 hereto for the detailed contents of the Supporting Services).

(k)                       “Service Fee” has the meaning ascribed in Article 3.1 hereof.

(l)                           “Expenses” mean all expenses incurred by the Operator for conducting the Operator’s Business, including without limitation employee remuneration, office expenditures, and rents.

(m)                  “Assets” mean the tangible assets such as equipment, software, hardware, buildings, plants, factories, facilities, and accessories and intangible assets such as Intellectual Property and land use right developed, acquired, or otherwise gained by the Foreign-owned Enterprise with respect to the Operator’s operation of the Operator’s Business.

Article 2              Exclusive Supporting Services

2.1                     Exclusive Supporting Services

For facilitating the Operator to conduct the Operator’s Business, the Operator agrees to engage the Foreign-owned Enterprise as its exclusive technical and operational consultant who shall provide on an exclusive basis the Operator with services including without limitation the Supporting Services listed in Appendix 1 hereto. The Parties agree that Appendix 1 hereto is subject to modify and update, in writing, from time to time. The Foreign-owned Enterprise shall be a sole and exclusive supplier of the Supporting Services to be provided to the Operator, whether by contractual arrangement or by any other form of cooperation. Without written consent of the Foreign-owned Enterprise, the Operator shall not engage any third party to provide any service that is the same as or similar to the Support Services. The Parties hereby confirm that the Support Services to be provided by the Foreign-owned Enterprise under this Agreement include support for assets related issues. The Foreign-owned Enterprise may, in its sole discretion, purchase, develop, or procure other assets for the operation of the Operator’s Business as is necessary for the Operator to operate the Operator’s Business.

2.2                     Affiliate or subcontractor

The Foreign-owned Enterprise may engage its Affiliate or subcontractor to provide all or a part of the Support Services. The services provided by the Affiliate or subcontractor engaged by the Foreign-owned Enterprise shall be deemed as the Support Services provided by the Foreign-owned Enterprise in accordance with the terms of this Agreement.

2.3                     Changes in policies

If, after this Agreement takes effect, any government department of China makes any modification to any laws, regulations, orders, statutes, or provisions, including the amendment to, supplement to, or revocation of any of the existing laws, regulations, orders, statutes, or provisions, references to different interpretation on or implementation rules of any of the existing laws, regulations, or provisions (“Modified Provisions”), or enacts new laws, regulations, orders, statutes, or provisions (“New Provisions”), the Modified Provisions or the New Provisions shall apply as follows:

2.3.1 If the Modified Provisions or the New Provisions are more favourable to either Party than applicable laws, regulations, orders, statutes, or provisions in effect on the Effective Date (and will not have any serious or adverse influence on the other Party), the Parties shall apply (if necessary) with the competent authority for obtaining the interests in the Modified Provisions or the New Provisions in time and the Parties shall try their best to cause the such application being approved; or

2.3.2 If the Foreign-owned Enterprise’s economic interests hereunder will be affected seriously or adversely by the Modified Provisions or the New Provisions in a direct or indirect manner, the Parties shall, upon notice to the Operator by the Foreign-owned Enterprise, consult with each other in time to make all necessary modifications to this Agreement so as to maintain and safeguard the Foreign-owned Enterprise’s economic interests hereunder.

Article 3              Service Fee

3.1                     Service Fee

As the consideration for the Supporting Services provided by the Foreign-owned Enterprise to the Operator, the Operator shall pay the Foreign-owned Enterprise the Service Fee (“Service Fee”) quarterly during the term hereof and the amount of the Service Fee shall be determined by the Parties based on the contents of the Supporting Services actually provided and the total amount of

Service Fee for a quarter shall be the Proceeds earned by the Operator during the current quarter after deducting the Expenses.

Notwithstanding the foregoing, the Parties may adjust in writing the specific amount of the Service Fee from time to time.

3.2                    Payment

Unless as otherwise instructed in writing by the Foreign-owned Enterprise from time to time, the Operator shall pay, within thirty days following the end of each financial quarter, the Foreign-owned Enterprise the Service Fee by bank transfer to the account designated by the Foreign-owned Enterprise. The Parties agree that the Foreign-owned Enterprise may modify the aforementioned payment instructions from time to time, provided that the Foreign-owned Enterprise shall notify the Operator in writing.

3.3                    Financial statements

The Operator shall establish its accounting system and prepare for its financial statements in accordance with applicable laws and regulations of China. The Operator shall prepare for its financial statements separately in accordance with internationally accepted accounting standards or the US accounting standards as the Foreign-owned Enterprise deems necessary. The Operator shall, within twenty days following the end of each calendar month, deliver its financial statements and other reports of China to the Foreign-owned Enterprise so that the Foreign-owned Enterprise can reconcile the specific amount of the Service Fee to be charged by the Foreign-owned Enterprise from the Operator. The Foreign-owned Enterprise may arrange for audit during working hours of all financial statements and other relevant information of the Operator, provided that the Foreign-owned Enterprise shall give a reasonable advance notice the Operator.

Article 4              Responsibilities of the Parties

4.1                     The responsibilities of the Operator

In addition to the responsibilities specified in other provisions of this Agreement, the Operator shall also be responsible for:

(a)              Without prior written consent of the Foreign-owned Enterprise, not accepting the supporting services that are provided by any third party and are same as or similar to the Supporting Services or engage any third party to provide those Supporting Services;

(b)              Accepting all reasonable advice provided by the Foreign-owned Enterprise with respect to the Support Services;

(c)               Preparing for its Businesses Plan and financial plan under the guidance of the Foreign-owned Enterprise;

(d)              Carrying out the Operator’s Business under the guidance of the Foreign-owned Enterprise;

(e)               Providing the Foreign-owned Enterprise with any technology or other materials as may be deemed necessary by the Foreign-owned Enterprise for the provision of the Support Services and permitting the Foreign-owned Enterprise to enter relevant facilities as may be deemed necessary by the Foreign-owned Enterprise for the provision of the Support Services;

(f)                Operating and offering the Operator’s Business and other businesses of the Operator strictly in accordance with the Businesses Plan and the decisions jointly made by the Foreign-owned Enterprise and the Operator;

(g)               Obtaining prior written consent of the Foreign-owned Enterprise when signing a major contract with any third party;

(h)              Conducting and managing the Operator’s Business in an effective, prudent, and lawful manner so as to earn more profits;

(i)                  Assisting the Foreign-owned Enterprise and cooperating fully with the Foreign-owned Enterprise in all necessary actions to be taken by the Foreign-owned Enterprise for effectively performing the Foreign-owned Enterprise’s responsibilities and obligations hereunder;

(j)                 Assisting the Foreign-owned Enterprise in establishing and maintaining the relationship between the Foreign-owned Enterprise and relevant government departments and other entities, and assisting the Foreign-owned Enterprise in obtaining all permits, licences, consents, approvals, and authorizations that may be required for the Support Services;

(k)              Operating the Operator’s Business in accordance with all applicable laws and regulations of China and handling all government formalities relating to the Operator’s Business; maintaining and renewing in time all rights, licenses, and authorizations required for the operation of the Operator’s Business to keep those rights, licenses, and authorizations valid and in full legal force;

(l)                  Maintaining, during the whole term hereof, the accuracy and validity of each representation and warranty made by the Operator according to Article 5 hereof;

(m)          Performing its obligations strictly in accordance with this Agreement or any other contract to which it is a party;

(n)              Assisting the Foreign-owned Enterprise in obtaining all assets that may be required by the Foreign-owned Enterprise for providing the Operator with the Support Services

(o)              Having its board directors to be nominated by the board of directors of the Foreign-owned Enterprise and thereafter appointed by the shareholder meeting of the Operator from the nominees; or as entrusted by the shareholder of the Foreign-owned Enterprise, having an individual designated by the Operator to act as the representative of the shareholder of the Foreign-owned Enterprise to make decision with respect to the nominees of the board directors; and

(p)              Having the senior executives (including without limitation the general manager, financial director, technical director, and operation director) of the Operator to be nominated by the board of directors of the Foreign-owned Enterprise with the board of directors of the Operator and thereafter appointed by the board of directors of the Operator from the nominees.

4.2                     The responsibilities of the Foreign-owned Enterprise

In addition to the responsibilities specified in other provisions of this Agreement, the Foreign-owned Enterprise shall also be responsible for:

(a)              Providing in an effective manner the Operator with the Support Services and assets and responding in time to relevant requests raised by the Operator;

(b)              Assisting with and guiding the Operator in making the Operator’s Business Plan and financial plan;

(c)               Assisting with and guiding the Operator in conducting the Operator’s Business; and

(d)              Performing its obligations strictly in accordance with this Agreement or any other contract to which it is a party.

Article 5              Representations and Warranties

5.1                     Representations and warranties of the Operator

The Operator hereby represents and warrants to the Foreign-owned Enterprise that:

(a)              The Operator is a limited liability company duly incorporated and validly existing under the laws of China;

(b)              The Operator has fully corporate power to execute and deliver this Agreement and fully perform its obligations hereunder; this Agreement, upon execution, becomes a legal, valid, and binding obligation of the Operator and is enforceable according to its terms;

(c)               The Operator holds any and all government permits, licenses, authorizations, approvals, and facilities that are required for conducting the Operator’s Business during the term hereof and the Operator shall keep those government permits, licenses, authorizations, and approvals in full effect during the whole term hereof;

(d)              The Operator abides by and will continue abiding by all applicable laws and regulations of China and, to the best of the Operator’s knowledge, there is no violation of the laws or regulations of China and nothing will prevent the Operator from performing its obligations hereunder;

(e)               Neither execution of this Agreement by the Operator nor performance of the obligations hereunder by the Operator contradicts, breaches, or violates: (i) any provisions of the business license or articles of association of the Operator; (ii) any laws, by-laws, ordinance, authorizations, or permits of any government department or authority with jurisdiction over the Operator; or (iii) any provisions of the contract or agreement to which the Operator or the Operator’s Affiliate is a party;

(f)                The Operator is not subject to any pending or potential actions, arbitrations, or legal, administrative or any other proceedings or government investigations; and

(g)               All government documents, representations, and materials that are in the possession of the Operator or the Operator’s Affiliate and related to the transactions contemplated hereunder have been disclosed to the Foreign-owned Enterprise and no documents previously provided by the Operator to the Foreign-owned Enterprise contain misrepresentation in aspects of any material fact or conceal any material fact.

5.2                     Representations and warranties of the Foreign-owned Enterprise

The Foreign-owned Enterprise hereby represents and warrants to the Operator that:

(a)              The Foreign-owned Enterprise is a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of China;

(b)              The Foreign-owned Enterprise has fully corporate power to execute and deliver this Agreement and fully perform its obligations hereunder; this Agreement, upon execution, becomes a legal, valid, and binding obligation of the Foreign-owned Enterprise and is enforceable according to its terms;

(c)               The Foreign-owned Enterprise holds any and all government permits, licenses, authorizations, approvals, and facilities that are required for providing the Support Services during the term hereof and the Foreign-owned Enterprise shall keep those government permits, licenses, authorizations, and approvals in full effect during the whole term hereof;

(d)              The Foreign-owned Enterprise abides by and will continue abiding by all applicable laws and regulations of China and, to the best of the Foreign-owned Enterprise’s knowledge, there is no violation of the laws or regulations of China and nothing will prevent the Foreign-owned Enterprise from performing its obligations hereunder;

(e)               Neither execution of this Agreement by the Foreign-owned Enterprise nor performance of the obligations hereunder by the Foreign-owned Enterprise contradicts, breaches, or violates: (i) any provisions of the business license or articles of association of the Foreign-owned Enterprise; (ii) any laws, by-laws, ordinance, authorizations, or permits of any government department or authority with jurisdiction over the Foreign-owned Enterprise; or (iii) any provisions of the contract or agreement to which the Foreign-owned Enterprise or the Foreign-owned Enterprise’s Affiliate is a party;

(f)                The Foreign-owned Enterprise is not subject to any pending or potential actions, arbitrations, or legal, administrative or any other proceedings or government investigations; and

(g)               All government documents, representations, and materials that are in the possession of the Foreign-owned Enterprise and related to the transactions contemplated hereunder have been disclosed to the Operator and no documents previously provided by the Foreign-owned Enterprise to the Operator contain misrepresentation in aspects of any material fact or conceal any material fact.

Article 6              Term and Termination

6.1                     Term

This Agreement shall enter into effect as of the date when being signed by respective legal representatives or authorized representatives of the Parties and affixed with respective official seals of the Parties (“Effective Date”), and shall keep in effect for a period of ten (10) years unless early terminated in accordance with relevant provisions hereof. If the Foreign-owned Enterprise fails to give, one month prior to expiry of the ten years of term hereof, a written notice to the Operator for terminating this Agreement, the term hereof shall automatically extend for ten years upon that expiry and the term can be extended further in the same manner. If either Party’s term of operation will expire before the term hereof, that Party shall apply for extending its term of operation with the competent authority in time and obtain its business license with an extended term of operation before the expiry thereof.

6.2                     Termination

If any of following circumstances or events occurs or happens, this Agreement may be terminated in accordance with Article 6.3 hereof during the continuance of such circumstance or event;

(a)              Either Party has ceased performing its obligations for at least six (6) months due to any Force Majeure Event (defined in Article 10 hereof);

(b)              Either Party is insolvency, become the subject of proceedings of liquidation or dissolution, closes down, or is unable to pay its debts as and when they fall due;

(c)               All or substantially all of the assets or property needed by either Party for performing this Agreement are detained, frozen, expropriated, or subject to material government restrictions that does not exist when this Agreement is signed;

(d)              Either Party fails to perform any of its material obligations hereunder and fails to remedy such breach within thirty days following receipt of a written notice of reminding that Party of such breach;

(e)               Any false representation or warranty made by the Operator under this Agreement is found; or

(f)                The performance of this Agreement becomes commercially impracticable in any material aspect due to the intervention or obstruction of any orders, actions, laws, or regulations of any government or its department.

6.3                     Rights to termination

If any circumstance or event listed in Article 6.2 hereof occurs or happens, the Party other than the insolvency Party mentioned in Article 6.2(b) hereof, the Party other than the Party whose assets or property are/is detained, expropriated, or subject to government restrictions mentioned in Article 6.2(c) hereof, the observant Party mentioned in Article 6.2(d) or (e) hereof, or the Foreign-owned Enterprise in any of the circumstances or events mentioned in Articles 6.2(a) to (f) hereof may terminate this Agreement by five days prior written notice.

6.4                     Effect of termination

Neither early termination nor expiration of this Agreement, caused by any reason, shall exempt any Party from its obligation to make all payments (including without limitation any Service Fee and expenses that are reimbursable under this Agreement) that have been due by the date of termination or date of expiration of this Agreement, its obligations of indemnification or warranty hereunder, or its liability for any breach occurring before this Agreement terminates. In addition, the liabilities and indemnification clauses specified in Article 10.3 hereof shall survive any termination of this Agreement.

Article 7              Intellectual Property

7.1                     Created rights

Unless otherwise provided for by mandatory provisions of laws or regulations, all Intellectual Property created or obtained by the Operator in the process of operation of the Operator’s Businesses shall be owned by the Foreign-owned Enterprise. The Operator shall execute all documents, and take all actions, that are required for granting the ownership of such Intellectual Property to the Foreign-owned Enterprise. The Operator shall not challenge the Foreign-owned Enterprise’s ownership of such Intellectual Property or apply for registering, attempt to acquire, or otherwise obtain such Intellectual Property.

7.2                     Transfer and license of rights

The Operator and the Foreign-owned Enterprise hereby confirm that, unless otherwise provided for by mandatory provisions of laws or regulations or with written consent of the Foreign-owned Enterprise, the Operator hereby transfers all Intellectual Property in the possession of and/or to be in the possession of the Operator to the Foreign-owned Enterprise for the exclusive ownership of the Foreign-owned Enterprise and shall handle all required formalities of registration or registration of change within sixty days following the execution of this Agreement. The Foreign-owned Enterprise hereby grants the Operator a license to use on a non-exclusive basis such Intellectual Property and the license fee concerned is included in the Service Fee specified in Article 3.1 hereof.

7.3                     Restrictions on transfer

Without prior written consent of the Foreign-owned Enterprise, the Intellectual Property license granted by the Foreign-owned Enterprise to the Operator according to this Article shall not be transferred, assigned, or sublicensed by the Operator to any third party.

Article 8              Confidentiality

8.1                     Confidentiality

Each Party and their respective personnel may use Confidential Information only for its benefits and the performance of this Agreement. Each Party shall keep confidential all Confidential Information that may be disclosed or provided by the other Party and, without express written authorization of the other Party, shall not disclose such Confidential Information to any third party. The Operator shall not use any Confidential Information in any manner that may breach the obligations under Article 7 hereof.

8.2                     Confidentiality measures

Each Party shall take all necessary confidential measures and preventive methods for protecting the confidentiality of the Confidential information, which shall be comparable to those taken by itself to protect its own sensitive data of the same nature. In any case, the aforementioned confidentiality measures and prevention methods shall be at least equivalent to the general standards adopted in this industry for protecting highly confidential data and trade secrets.

8.3                     Permitted disclosure

A Party that has obtained the Confidential Information bound by this Article may disclose such Confidential Information to the employees, officers, directors, and subcontractors who need to access to such Confidential Information for performing this Agreement, provided that such party shall take all reasonable preventive measures, including conclusion of confidential contract with each of those employees or inclusion of confidentiality clauses in the labor contract with each of those employees, to prevent those employees from using such Confidential Information for their personal benefits or disclosing such Confidential Information to any third party without authorization.

8.4                     Disclosure to government departments

Notwithstanding the foregoing, a Party may disclose Confidential Information to a government personnel and the external or internal counsel, accountant, or consultant who assists it and needs to know such Confidential Information to the extent it is required and necessary for obtaining any government approval for operating its business, provided that those written Confidential Information disclosed must be marked with “Confidential” and such government personnel and the external person shall be required to undertake to observe the confidentiality clauses hereof. A Party may also disclose Confidential Information as required by relevant laws, stock exchange rules, regulations, legal proceedings, or judicial orders, provided that the Party required to disclose such Confidential Information shall, prior to such disclosure, notify in writing the other Party of such disclosure based on actual situations and according to any practicable confidentiality arrangement.

8.5                     Exceptions

Nothing contained in present Article prevents either Party from using or disclosing: (i) any Confidential Information that has been known by such Party when being disclosed to such Party; (ii) any Confidential Information that has been obtained lawfully by such Party from any third party without breach of any confidentiality obligations; (iii) any Confidential Information that is made publicly available for any reason other than by such Party’s faults; or (iv) any Confidential Information that is developed independently by such Party without using, directly or indirectly, the other Party’s Confidential Information.

8.6                     Remedy

The Parties agree that, without prejudice to Article 8 hereof, the damage to the Party (“Unknowing Party”) whose Confidential Information has been disclosed in any manner in breach of Article 8 is irreparable and monetary compensations that may be available to the Unknowing Party is not a sufficient remedy for those irreparable damages. Accordingly, it is agreed by the Parties that the Unknowing Party shall be entitled to other rights and remedies available to the Unknowing Party in accordance with laws or under this Agreement.

8.7                     Survival

Article 8 hereof shall survive the termination or expiration of this Agreement. Upon termination or expiration of this Agreement, the receiving Party shall return all Confidential Information to the disclosing Party and stop using the Confidential Information for any purpose.

Article 9              Compliance with Laws and Regulations, Governing Law, and Dispute Resolution

9.1                     Compliance with laws and regulations

9.1.1 Compliance

The Parties shall comply with all duly promulgated and publicly available national, provincial or local laws and regulations of China.

9.1.2 Adoption of policies

(a) The Parties agree that the Operator and the Foreign-owned Enterprise shall be managed and administrated in compliance with the highest international business ethics and no directors, officers, employees, and staffs of the Operator and the Foreign-owned Enterprise shall commit any act in violation of any anti-corruption, anti-bribery, or anti-fraud laws or such other crime.

(b) The Operator and the Foreign-owned Enterprise as well as their respective officers, directors, employees, and agents shall only conduct legitimate business activities and may only adopt the practice that complies with code of ethics in conducting business and dealing with the relationship with any government department. None of the Operator and the Foreign-owned Enterprise as well as their respective officers, directors, employees, and agents may pay, offer, provide, or promise or authorize anyone to pay, directly or indirectly, any money or anything of value

(“Prohibited Payment”) to any government officer or servant for influencing any of such government officer or servant’s actions or decisions so as to obtain, acquire, or retain any business opportunity or transfer any business opportunity to any person. The Prohibited Payment does not include normal and reasonable expenditures, such as the travel and accommodation expenses that are related directly to the promotion, show, display, or demonstration of products or services or to the performance of the contract with a government department or agency, to the extent such expenses are permitted by laws or code of ethics of the client.

(c) The Parties hereby represent that the Parties and their respective owners, directors, employees, and agents have neither paid, offered, provided, or promised or authorized anyone to pay, nor will they pay, offer, provide or promise or authorize anyone to pay in the future, any Prohibited Payment directly or indirectly when performing their respective obligations hereunder.

9.2                     Governing law

The execution, validity, explanation, construction, and performance of this Agreement as well as resolution of disputes hereunder shall be protected and governed by the laws of China. Any matters not covered by the laws that have been duly promulgated and are publicly available in China shall be governed by international legal principles and practices.

9.3                     Dispute resolution

9.3.1 Any disputes, controversy, or claims arising from or in connection with this Agreement or the performance, construction, breach, termination, or validity of this Agreement shall be resolved by the Parties first through friendly consultations. The consultations shall commence immediately after a Party receives a written request for consultations stating specific disputes or claims. If the aforementioned disputes fail to be resolved within thirty days after the aforementioned request is served, either Party may refer such dispute to arbitration at the a request of either party and upon notifying the other Party.

9.3.2 Any disputes or claims arising from or in connection with this Agreement or the breach, termination, or invalidity of this Agreement shall be resolved finally by arbitration. The Parties agree to submit those disputes to Shanghai International Economic and Trade Arbitration Commission (“Commission”) for arbitration in accordance with its arbitration rules (“Arbitration Rules”) then in effect by an arbitration award with binding force. For the avoidance of doubt, each Party shall be entitled to designate one arbitrator and the Parties hereby irrevocably designate and authorize the chairman of the Commission to designate the third arbitrator, and the disputes between the Parties shall be arbitrated by the arbitral tribunal which is composed of those three arbitrators. The whole arbitration course shall be conducted in Chinese. The arbitrators shall render an arbitration award with respect to the disputes or claims concerned in accordance with the governing laws specified in Article 9.2 hereof.

9.3.3 Each Party shall cooperate in good faith to the greatest extent as practical for commencing promptly any arbitration procedures in accordance with this Agreement.

9.3.4 The arbitration award rendered by the Commission shall be final and binding upon the Parties. The winning Party may apply with any competent court for enforcing such arbitration at the losing Party’s sole cost and expense. To the extent permitted by law, each Party expressly agrees to waive to refer to any laws or regulations that may otherwise grant it any right to lodge an appeal against the arbitration award rendered by the Commission and neither Party may oppose or resist the enforcement actions that may be taken by the Party that is supported by the arbitration award rendered by the Commission.

9.3.5 Each Party shall cooperate with the other Party to fully disclose and provide, at the request of the other Party, all materials and documents in connection with the arbitration proceedings provided that the preceding sentence shall be subject to any confidentiality obligations that are binding upon that Party.

9.3.6 Each Party hereby irrevocably agrees to send, by any means specified in Article 12 hereof , to any address specified in Article 12 hereof for sending notices, the summons, or any other service in connection with or arising from, in any case, an arbitration or enforcement of an arbitration award. Nothing contained herein prohibits or prevents either Party from delivering relevant summons, notice, or service by any means permitted by governing laws.

9.3.7 The Parties shall continue performing this Agreement in all respects except the matters in dispute pending the dispute resolution.

Article 10       Force Majeure, Relationship, Liabilities, and Indemnity

10.1              Force majeure

10.1.1 Force Majeure Event

If either Party (“Prevented Party”) is prevented directly by any event that is unforeseeable and unpreventable or unavoidable, such as earthquake, typhoon, flood, fire, any other natural disaster, war, rebellion, or similar military operation, civil commotion, strike, sabotage, or the embargo, expropriation, restraining order, or any other limitation or action of the government (except the limitation or action of the government department that may exercise administrative power upon the Operator or any of the Operator’s Affiliates if the Operator is the Prevented Party), or any other cause (“Force Majeure Event”), from performing all or part of the Prevented Party’s obligations hereunder, the Prevented Party shall not be deemed as breaching this Agreement if:

(a) The Prevented Party’s shut-down, interruption, or delay in the process of performance of the Prevented Party’s obligations hereunder are caused directly by the Force Majeure Event;

(b) The Prevented Party has used its best endeavours to perform its obligations hereunder and to minimize the losses incurred by the other Party due to the Force Majeure Event; and

(c) The Prevented Party has notified the other Party of the Force Majeure Event immediately following occurrence of the Force Majeure Event and has provided, within fifteen days following occurrence of the Force Majeure Event, the other Party with the written materials relating to the Force Majeure Event, including the statement explaining the reasons for postponing performance of this Agreement or partially performing this Agreement.

10.1.2 In case of any Force Majeure Event, the Parties shall determine whether to modify this Agreement on the basis of the influence of the Force Majeure Event on this Agreement and whether to release the Prevented Party from a part or all of the Prevented Party’s obligations hereunder. After the Force Majeure Event is eliminated, the Parties shall try their best to continue performance of this Agreement.

10.2              Independent contractor

Each Party shall be an independent contractor of the other Party and abide by all applicable laws, by-laws, and regulations, including without limitation the laws, by-laws, and regulations in relation to employment, working hours, health, safety, working conditions, or payment of wages. Each Party shall be responsible for paying its own taxes and dues. Unless otherwise agreed herein, without prior written consent of the other Party, neither Party is entitled or authorized to bind the other Party’s credit, make a commitment with the other Party’s credit, or mortgage the other Party’s credit. If either Party breaches any provision thereof and any loss, damage, liability, or claim is caused by such breach to the other Party or any punishment is imposed upon the other Party due to such breach, the breaching Party shall fully indemnify the other Party.

10.3              Liabilities and indemnity

10.3.1 The Parties expressly understand that the Foreign-owned Enterprise makes no warranty to the Operator with respect to the performance of the Support Services or any assets or whether any assets are suitable for a particular purpose. The Foreign-owned Enterprise expressly waives all warranties, including without limitation the implied warranties of merchantability or fitness for a particular purpose.

10.3.2 The Operator agrees to indemnify the Foreign-owned Enterprise against any and all liabilities, obligations, losses, damages, fines, penalties, judgments, court costs, expenses, and expenditures that may be incurred by, imposed to or alleged against the Foreign-owned Enterprise arising from or in connection with: (i) any false statement in the representations or warranties made by the Operator in Article 5.1 hereof; or (ii) any breach of any undertaking, warranty, or agreement hereunder by the Operator, and loss of profits that should have been earned by performance of this Agreement.

10.3.3 Without prejudice to Articles 10.3.1 and 10.3.2 hereof, the liability to be assumed by either Party under this Agreement to the other Party for the losses, Expenses, claims, damages, liabilities, or expenditures, in connection with or arising from any negligence or delay in the performance of this Agreement, as may be incurred by the other Party shall be limited to direct damages or losses actually incurred and shall not include loss of profits and consequential or indirect losses.

Article 11       Survival

11.1              The obligation to make any payment that arises from this Agreement and is accrued or becomes due prior to expiration or early termination of this Agreement shall survive expiration or early termination of this Agreement.

11.2              Articles 6.4, 7, 8, 9.2, 9.3, 10.3, and 11 hereof shall survive any termination of this Agreement.

Article 12       Notices

Any notice or any other correspondence to be sent by a Party to the other Party according to this Agreement shall be in writing and delivered by personal delivery, courier service of an internationally recognized express company or fax to the following address of the other Party or any other address otherwise designated by the other Party from time to time by notice. A notice shall be deemed effectively given:

(a) On the date when it is delivered if it is sent by personal delivery;

(b) On the third day after it is delivered to an internationally recognized express company for being sent by courier service; or

(c) On the transmission date shown on the fax report concerning such notice if sent by fax.

If to the Operator:

Add: Building 10#, No. 115 Lane 572 Bibo Road, Pudong New Area, 201203, Shanghai

Post code: 201203

Addressee: Hua CHEN

Tel: 021-58381172

Fax: 021-58381091

If to the Foreign-owned Enterprise:

Add: Building 10#, No. 115 Lane 572 Bibo Road, Pudong New Area, 201203, Shanghai

Post code: 201203

Addressee: Hua CHEN

Tel: 021-58381172

Fax: 021-58381091

Article 13       Miscellaneous

13.1              Severability

If any article or provision hereof is held invalid, illegal, or unenforceable according to laws or government policies, the remaining articles and provisions hereof shall keep in full force and effect so long as neither Party is adversely affected by the economic or legal influence of such invalid, illegal, or unenforceable article or provision on the substantial content of the transaction contemplated hereunder. After any article or provision hereof is determined to be invalid, illegal, or unenforceable, the Parties shall consult with each other in good faith to modify this Agreement in an acceptable manner that can achieve original intent of the Parties to sign this Agreement so as to complete the transaction contemplated hereunder as originally contemplated to the extent possible.

13.2              Expenditures

Notwithstanding any provisions to the contrary in this Agreement, each Party shall pay its own expenditures and advances in connection with this Agreement. If either Party breaches this Agreement intentionally, the breaching Party shall compensate the observant Party for all Expenses and advances in connection with this Agreement.

13.3              Waiver

The waiver of any provision hereof shall be ineffective, unless specified in the written document signed by the waiving Party. A Party’s failure to exercise or delayed exercise of any right, power, or remedy hereunder shall not be deemed as such Party’s waiver of such right, power, or remedy or prevent any further exercise of such right, power, or remedy or exercise of any other right, power, or remedy. Without limiting the foregoing, a Party’s waiver of any breach of any provision hereof by the other Party shall not be deemed as such Party’s waiver of subsequent breach of such provision or breach of any other provision hereof.

13.4              Assignment

Unless otherwise agreed herein, without prior written consent of the other Party, neither Party may assign, in part or in whole, any right, interest, or obligation hereunder and any attempted assignment of such right, interest, or obligation without consent shall be ineffective. Notwithstanding the foregoing, the Foreign-owned Enterprise may, by a prior written notice to the Operator, assign this Agreement or any right, interest, or obligation hereunder to any third party.

13.5              Successors and assigns

This Agreement shall be binding upon the Parties and their respective successors and assigns.

13.6              Entire agreement

This Agreement constitutes an entire and sole agreement between the Parties with respect to the subject matter hereof and shall supersede all prior agreements, contracts, understandings, and correspondences, oral or written, between the Parties with respect to the subject matter hereof.

13.7              Further assurance

Each Party hereby agrees to promptly execute all documents, and take all further actions, that are reasonably necessary or desirable for implementing or performing this Agreement.

13.8              Modification

No revision of, modification of, or supplement to this Agreement may be made, unless in writing signed by the Parties. At prior written request of the Foreign-owned Enterprise, the Operator agrees to make and to coordinate in the revision of, modification of, or supplement to this Agreement.

13.9              Counterparts

This Agreement may be executed in one or more counterpart(s), all counterparts shall be deemed as the same and one contract, and one or more counterpart(s) shall take effect upon being signed by a Party and delivered to the other Party. The Parties understand that a counterpart is not required to be signed by both Parties.

13.10       Language

This Agreement is made in two counterparts in Chinese, with each Party holding one counterpart, and those two counterparts shall have equal legal force. The Parties may execute the copies of this Agreement according to actual needs.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE SIGNATURE PAGE IS ATTACHED HEREINBELOW]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Support Services Agreement to be executed by their respective legal representatives or authorized representatives on the day and year first above written.

SHANGHAI YAOWANG E-COMMERCE CO., LTD.

By:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Seal of Shanghai Yaowang E-Commerce Co., Ltd.

YAO FANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By:	/s/ Hua CHEN
Name: Hua CHEN
Title: Legal Representative
Seal: /s/ Company seal

Appendix 1

List of the Support Services

I.                                        Services relating to daily business operations

The Foreign-owned Enterprise shall, during the term hereof, inform the Operator of the updated international development information and advanced technologies relating to the Operator’s Business and give the Operator the suggestions with respect to major strategic decisions on the business development of the Operator, including without limitation assisting the Operator by:

A.            Granting by license agreement an intellectual property (including without limitation relevant technology, copyright, and trademark) license relating to the Operator’s Business at a favourable price to the Operator;

B.            Formulating relevant technical research and development plan and technical requirements and providing the Operator with relevant technical supports;

C.            Assisting the Operator in setting up and managing technical research and development department and technical service department and providing the Operator with relevant technical supports;

D.            Carrying out market survey and making business promotion and development plan;

E.             Selecting and recommending business partners for the Operator;

F.              Assisting the Operator in building and managing the logistics supply chain (including warehousing and transportation) and providing the Operator with relevant logistics management system and technical supports;

G.            Providing the Operator with necessary financial supports, including without limitation relevant reconciliation and collection services;

H.           Selecting competent managers and staffs for employment by the Operator;

I.                Maintaining and supporting the Operator’s e-commerce website platform and background system; and

J.                Other services reasonably required by the Operator.

II.                                   Training

In addition to the services listed above, the Foreign-owned Enterprise shall provide necessary training for appropriate technical, managing, editing, or marketing personnel of the Operator to ensure good operations of the Operator. Specific training plan shall be determined by the Parities separately through consultations.

III.                              Financial support

The Foreign-owned Enterprise shall assist the Operator in arranging for necessary financing so that the Operator can operate the Operator’s Business. The amount and method of financing shall be determined by the Foreign-owned Enterprise and the Operator through consultations.

IV.                               Support of equipment and assets

The Foreign-owned Enterprise may, on agreement between the Foreign-owned Enterprise and the Operator through consultations, lend its own or leased business equipment or other assets to the Operator for the provisions of the Operator’s Business. The conditions on and manner of lending the aforementioned equipment or assets shall be determined by the Foreign-owned Enterprise and the Operator through consultations.

V.                                    Personnel support

The Foreign-owned Enterprise shall, according to actual needs of the Operator in providing the Operator’s Business, select and assign appropriate technical, managing, or any other necessary personnel to assist the Operator in providing the Operator’s Business.

VI.                               Support of Intellectual Property

The Foreign-owned Enterprise shall, according to actual needs of the Operator in providing the Operator’s Business, license relevant Intellectual Property to the Operator.